UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) MAY 1, 2007
NORTEL NETWORKS CORPORATION
(Exact name of registrant as specified in its charter)

CANADA	001-07260	NOT APPLICABLE

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA		M9C 5K1

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On May 1, 2007, the registrant issued a press release concerning its financial expectations for the first quarter of 2007 and the financial outlook for its 2007 fiscal year. Such press release is attached hereto as Exhibit 99.1 and is furnished in accordance with Item 2.02 of Form 8-K.

Item 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As announced on May 1, 2007 by the registrant, David Drinkwater, 58, has been appointed as Chief Financial Officer of the registrant and of Nortel Networks Limited, the registrant’s principal operating subsidiary, on an interim basis, effective immediately. Mr. Drinkwater has served as the registrant’s Chief Legal Officer since December 2005.
Prior to his appointment as Chief Legal Officer, Mr. Drinkwater carried on a consulting business and held various corporate directorships from August 2004 to December 2005. Mr. Drinkwater was Executive Vice President and Chief Financial Officer of Ontario Power Generation Inc. (“OPG”), a generator and seller of electricity, from April 2003 to July 2004 and prior thereto, was Executive Vice President, Corporate Development and Legal Affairs of OPG from December 2000 to April 2003.

Item 9.01	Financial Statements and Exhibits
(c)    Exhibits
         99.1    Press release issued by the registrant on May 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ Gordon A. Davies
Gordon A. Davies
Chief Legal Officer and Corporate Secretary

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

     Dated: May 1, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the registrant on May 1, 2007.